Exhibit 10.1

FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 24th day of September, 2004, by and between NEOGEN CORPORATION a Michigan corporation (herein called “Company”), and COMERICA BANK, a Michigan banking corporation (herein called “Bank”);

WITNESSETH:

WHEREAS, Company and Bank are parties to that certain Credit Agreement dated as of November 26, 2003, (herein called the “Agreement”);

WHEREAS, Company and Bank desire to amend the Agreement, as herein provided;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, Company and Bank hereby agree as follows:

1. The definition of “Maturity Date” shall be changed to read as follows:

“Maturity Date” shall mean the earlier of an Event of Default or September 1, 2006.

2. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers and authorities, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation, Bylaws, or other charter or constitutional documents, as applicable, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Company as set forth in Section 7 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no Default or Event of Default has occurred and is continuing or exists under the Credit Agreement as of the date hereof.

3. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

4. As a condition of the above amendments, Company waives, discharges, and forever releases Bank, and Bank’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Company has or may have had at any time up through, and including, the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Company or whether any such claims, causes of action, allegations or assertions arose as a result of Bank’s actions or omissions in connection with the Agreement, including any amendments, or modifications thereto, or otherwise.

5. This Amendment shall be effective as of the date hereof.

6. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK		NEOGEN CORPORATION

By:	/s/ David G. Grantham	By:	/s/ Richard R. Current
	David G. Grantham		Richard R. Current
	Its: Vice President		Its: Vice President & CFO

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